   January 10, 2008
Dear Investor,

If you are interested in an investment opportunity in the rapidly developing stem cell market, then you should know about NeoStem, Inc. (AMEX: NBS).

NeoStem is managing a growing nationwide network of adult stem cell collection centers, enabling people to donate and store their own (autologous) stem cells when they are young and healthy for their personal use in times of future medical need. The Company has also recently entered the research and development and therapeutic arenas, through the acquisition of a worldwide exclusive license to an early-stage technology to identify and isolate rare stem cells from adult human bone marrow, called VSELs (very small embryonic-like stem cells), which have been shown to have several physical characteristics that are generally found in embryonic stem cells.

Investment Thesis

The ability of people to readily harvest and store their own stem cells is the backbone of the fast growing area of regenerative medicine. Today, adult stem cells are the standard of care in treating over 40 diseases including bone marrow cancers, such as leukemia, lymphomas, and multiple myelomas. Other diseases such as radiation sickness or bone marrow deficiencies from chemotherapy have successfully been treated as well.

The issues faced by recipients of such therapy is that more often than not they must rely on non-self donors and they thereby can face difficulties in finding a “match,” as well as severe rejection issues. The NeoStem method of self collection and storage, while one is healthy and before his/her stem cells may have had a chance of becoming compromised by disease, solves these issues. Autologous donation is particularly meaningful because approximately 1 in 100 of us will develop one of the 40 aforementioned diseases by the time we are 50.

The future of NeoStem’s autologous stem cell collection and storage business also appears promising. The National Institutes of Health lists more than 1,500 clinical trials currently underway in the US investigating adult stem cell use as potential breakthrough therapies for a myriad of diseases, including, cancer, diabetes, heart and vascular disease, and autoimmune disorders such as lupus, multiple sclerosis and arthritis. More than 500 of these are for autologous use, meaning the stem cells come from your own body for your own use. Frost & Sullivan predicts that the market for stem cell therapy worldwide is expected to be $20 billion by 2010. This is roughly the equivalent of 20 "blockbuster" drugs.

NeoStem is the first company to provide adult stem cell collection and banking services to the general population for their future medical use, and the process it uses is minimally invasive and efficient. Following two shots of a mobilizing agent, adult stem cells are extracted by a blood draw, separated and collected through a relatively painless and safe procedure (with the non-stem cell blood components returned to your bloodstream) and prepared for long-term storage preservation utilizing NeoStem's proprietary methodologies. Individuals may access their stored stem cells in times of future medical need.

Revenue and Business Models

NeoStem generates revenue and earnings through three basic avenues: (1) patient collection fees, (2) processing center collection fees and (3) storage fees, which represent recurring revenue paid each year or month. We have established a relationship with CareCredit, a GE Financial Services Company and the nation's leading patient financing program to assist our patients who wish to pay for our services over time—which we believe opens up a broader client base to us.

During 2007, we were focused on establishing a nationwide network of collection centers in the major metropolitan areas of the US to drive growth, which should allow us to begin generating revenue early in 2008:

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New York Metropolitan Area: The Company signed an agreement to open an adult stem cell collection center with ProHEALTH Care Associates, one of the largest and most prominent multi-specialty practices in the region, with over 100 doctors and 250 patients. The Company also signed an agreement for a New York City facility with WOR Radio Medical Community’s Dr. Richard Ash of the Ash Center for Comprehensive Medicine. Subject to the receipt of appropriate licensure, the facilities are expected to open in Q1 2008.

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California and Colorado: The Company signed an agreement with Stem Collect LLC, entitling that entity to open adult stem cell collection facilities, expanding NeoStem’s network throughout much of California and launching the Colorado market. One of the California centers is to be in the Beverly Hills environs. NeoStem has an existing facility in Encinitas, California.

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Nevada: The newest adult stem cell collection facility has been opened in Las Vegas, Nevada. The Las Vegas location offers a high level of potential customer traffic (both U.S. and international) and an exciting destination center for those seeking a potentially powerful way to protect their long-term health.

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Northeast Region: The Company expanded its collection network into Pennsylvania in 2007. The Company also formed a strategic alliance with New England Cryogenic Center, Inc. (NECC), one of the largest cryogenic laboratories, to provide extensive processing and storage capacity for consumers on the East Coast.

We have structured our business to be characterized by a high degree of operating leverage, whereby a small number of MDs, performing a modest number of procedures each month, should enable us to reach operating profitability. For example, for demonstration purposes only, if one assumes that NeoStem earns $1,750 per donor and that the Company’s overhead approximates $4 million annually, each doctor that joins our network would contribute approximately $20,000 to operating profits each year if it performed one collection per month. In other words, at this assumed collection rate and level of overhead, NeoStem could reach breakeven with only about 200 physicians in our network—just double the number we have in ProHealth alone.

New Opportunities and Potential Value Drivers

In addition to our stem cell collection business, we are expanding our intellectual property portfolio with applications relating to early-stage stem cell technologies for potential therapeutic use. In November 2007, we acquired the exclusive worldwide rights to technology developed by researchers at the University of Louisville involving Very Small Embryonic-Like Stem Cells (“VSELs”), which have been shown to have several physical characteristics generally found in embryonic stem cells.

VSELs have the ability to grow in the laboratory and multiply into clusters of cells that then can differentiate into specialized cells found in different types of tissue including cardiac, neural, endothelial, muscle, pancreatic and hematopoietic cells. However, unlike controversial embryonic stem cells, VSELs can be harvested from adult peripheral blood. The significance of VSEL technology is that each of us has a population of very primitive embryonic stem cells that have remained in our bodies since before birth, and should stem cell expansion technology become available, these naturally occurring regenerative cells may have the potential to be used for future therapeutic repair of degenerative, diseased or damaged tissue.

We are also exploring entering the stem cell supply business for research, which we believe has the potential to be a significant business in its own right.

Concluding Remarks

With the enhanced infrastructure, intellectual property portfolio and alliances we have put in place over the past year, we believe NeoStem is well positioned to enter the revenue stage in 2008 and grow even further in the years ahead. The company has 4.8 million primary shares outstanding and a market capitalization that is less than $10 million. Given the opportunities in our marketplace and potential for achieving profitability with a relatively low number of patients, we hope you will find NeoStem to be a compelling investment opportunity and encourage you to learn more about us. For additional information, please visit our website at www.neostem.com, or contact us at 212-584-4180.

Sincerely,

Robin Smith
Chief Executive Officer
NeoStem, Inc.

Forward Looking Statements

Certain statements in this letter constitute "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995, including statements concerning the ability of NeoStem, Inc. ("the Company") to develop the adult stem cell business, to develop the VSEL technology, the future of regenerative medicine and the role of adult stem cells and VSELs in that future, the future use of adult stem cells and VSELs as a treatment option and the potential revenue growth of the Company's business. Such forward-looking statements involve known and unknown risks, uncertainties and other factors, which may cause the actual results, performance or achievements of the Company, or industry results, to be materially different from any future results, performance, or achievements expressed or implied by such forward-looking statements. The Company's ability to enter the adult stem cell arena, its success in such arena and future operating results are dependent upon many factors, including but not limited to (i) the Company's ability to obtain sufficient capital or a strategic business arrangements to fund its expansion plans; (ii) the Company's ability to build the management and human resources and infrastructure necessary to support the growth of its business; (iii) competitive factors and developments beyond the Company's control; (iv) scientific and medical developments beyond the Company's control; (v) the Company's inability to obtain appropriate state licenses or any other adverse effect or limitations caused by government regulation of the business; (vi) whether any of the Company's current or future patent applications result in issued patents; and (vii) other risk factors discussed in the Company's periodic filings with the Securities and Exchange Commission which are available for review at www.sec.gov under "Search for Company Filings." Investors are also reminded that the financial assumptions and information provided under the heading “Revenue and Business Model” are presented for demonstration purposes only and may not bear any relation to among other things, the actual margins, breakeven points, level of operating leverage, individual physician profitability or other inputs that may comprise the metrics upon which NeoStem’s actual profitability will be based.